[GRAPHIC OMITTED][GRAPHIC OMITTED]                                    Exhibit 99
                                                                      ----------


                                                                One Ameren Plaza
                                                            1901 Chouteau Avenue
                                                             St. Louis, MO 63103



Contact:

  Media                      Analysts                        Investors
  Tim Fox                    Bruce Steinke                   Investor Services
  (314) 554-3120             (314) 554-2574                  invest@ameren.com
  tfox2@ameren.com           bsteinke@ameren.com


FOR IMMEDIATE RELEASE
---------------------


                   AMEREN REPORTS SECOND QUARTER 2003 EARNINGS

     St. Louis, Mo., July 30, 2003---Ameren Corporation (NYSE: AEE) today announced 2003 second quarter net income of $110 million, or 68 cents per share, compared to net income of $115 million, or 80 cents per share, in the second quarter of 2002. Net income for the first six months of 2003 was $211 million, or $1.32 per share, compared to $174 million, or $1.22 per share, in the first half of 2002. The company recorded a net after-tax gain of $18 million, or 11 cents per share, in the first quarter of 2003, due to the adoption of a new accounting standard related to the recognition of asset retirement obligations. Excluding this item, the company reported net income before cumulative effect of change in accounting principle for the first six months of 2003 of $193 million, or $1.21 per share. All per share earnings are basic and diluted.

     "Our 2003 second quarter earnings were significantly impacted by very mild early summer weather, especially when compared to the hotter than normal weather conditions experienced in the second quarter of last year. As a result, our earnings were reduced by approximately 25 to 30 cents per share in the second quarter when compared to 2002," said Charles W. Mueller, chairman and chief executive officer of Ameren Corporation. "However, the greater availability of our low-cost generating plants, coupled with our continued focus on cost control, helped us deliver solid earnings for the quarter."

     Electric revenues in the second quarter of 2003 increased $38 million, as compared to 2002, principally due to the acquisition of CILCORP Inc. (including its utility subsidiary that is now operating as AmerenCILCO), which increased electric revenues by $124 million. The benefit of the acquisition of CILCORP on revenues was largely offset by reduced sales associated with mild weather. In the company's pre-acquisition service area, weather-sensitive

                                    - more -

 Add One

residential and commercial electric kilowatthour sales declined 17 percent and 8 percent, respectively, in the second quarter of 2003, as compared to the second quarter of 2002. Industrial electric kilowatthour sales increased almost 6 percent in the company's pre-acquisition service territory.

     Earnings from interchange sales by AmerenEnergy, Inc. on behalf of AmerenUE and AmerenEnergy Generating Company increased net income in the second quarter of 2003 by approximately 7 cents per share. This increase in earnings was principally due to higher power prices and greater availability of the company's low-cost generating plants.

     Other operations and maintenance expenses increased $19 million in the second quarter of 2003, compared to 2002, principally due to the addition of AmerenCILCO. Partially offsetting the increased expenses related to AmerenCILCO were lower labor costs due to the voluntary retirement program instituted at Ameren at the end of 2002 and lower plant maintenance costs. Second quarter miscellaneous expenses were also lower in the second quarter of 2003 versus 2002 as a result of $26 million of costs that were expensed in the second quarter of 2002 for economic development and energy assistance programs included in a Missouri electric rate case settlement. Depreciation expense and financing costs increased in 2003 principally as a result of the addition of AmerenCILCO and new capital additions in the past year.

     The second quarter of 2003 was also the first full quarter of operations since the acquisition on Jan. 31, 2003 of CILCORP. "The integration of Ameren and AmerenCILCO operations is going very well," said Gary L. Rainwater, president and chief operating officer of Ameren. "This was clearly evident when our energy delivery personnel across the entire company tackled several severe storms in our service territory during the second quarter, restoring power to thousands of our customers in a safe and timely fashion. We continue to believe that all significant integration activities will be completed by the end of this year, and that the acquisition will be accretive to earnings in our first full year of operations."

     Ameren also announced today that the company was reaffirming its 2003 guidance for earnings per share, before the cumulative effect of a change in accounting principle, of between $2.80 and $3.05 per share. This estimate excludes the gain of 11 cents per share on the adoption of the new accounting standard, discussed above, and is subject to, among other things, plant operations, timely integration of AmerenCILCO, weather conditions, energy market and economic conditions and other risks and uncertainties outlined in the company's Forward-Looking Statements.

                                    - more -

Add Two

     Ameren will conduct a conference call for financial analysts at 10:00 a.m. (Central Time) on Wednesday, July 30, to discuss second quarter 2003 earnings. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Live Webcast:
Second Quarter Ameren Corporation Earnings Conference Call, July 30, 2003, 11:00 a.m. ET," then the appropriate audio link.

     The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 12:00 p.m. (Central Time), July 30, until Aug. 6 by dialing, U.S. (800) 428-6051; international (973) 709-2089, and entering the number: 300529.

     With assets of $13.5 billion, Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a capacity of more than 14,500 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000 square-mile area of Missouri and Illinois.

Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

     o the effects of the stipulation and agreement relating to the AmerenUE Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;
     o changes in laws and other governmental actions, including monetary and fiscal policy;
     o the impact on the company of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
     o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
     o the effects of participation in a Federal Energy Regulatory Commission-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;

     o availability and future market prices for fuel for the production of electricity, such as coal and natural gas, purchased power, electricity and natural gas for distribution, including the use of financial and derivative instruments, the volatility of changes in market prices and the ability to recover increased costs;
     o    average rates for electricity in the Midwest;
     o    business and economic conditions;
     o the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
     o    interest rates and the availability of capital;
     o    actions of ratings agencies and the effects of such actions;
     o    weather conditions;
     o    generation plant construction, installation and performance;
     o    operation of nuclear power facilities and decommissioning costs;
     o the effects of strategic initiatives, including acquisitions and divestitures;
     o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
     o future wages and employee benefits costs, including changes in returns on benefit plan assets;
     o disruptions of the capital markets or other events making the company's access to necessary capital more difficult or costly;
     o competition from other generating facilities, including new facilities that may be developed;
     o difficulties in integrating AmerenCILCO with the company's other businesses;
     o changes in the coal markets, environmental laws or regulations, or other factors adversely impacting synergy assumptions in connection with the CILCORP Inc. acquisition;
     o    cost  and  availability  of  transmission   capacity  for  the  energy
          generated by the company's generating facilities or required to satisfy energy sales made by the company; and
     o    legal and administrative proceedings.
                                     # # #


                                                    AMEREN CORPORATION (AEE)
                                                CONSOLIDATED OPERATING STATISTICS



                                                       Three Months Ended                   Six Months Ended
                                                             June 30,                            June 30,
                                                     ----------------------               --------------------
                                                        2003        2002                    2003        2002
                                                       -----        ----                    ----        ----
Electric Sales - KWH (in millions):
       Residential                                      3,469       3,745                   8,219       7,630
       Commercial                                       4,508       4,325                   8,917       8,208
       Industrial                                       4,530       3,040                   8,433       6,186
       Wholesale                                        1,967       2,074                   4,253       4,149
       Other                                               70          65                     148         136
                                                      -------     -------                 -------     -------
         Native                                        14,544      13,249                  29,970      26,309
       Interchange sales                                2,000       2,115                   4,421       5,088
       EEI                                              1,456       1,777                   2,225       3,364
                                                      -------     -------                 -------     -------
         Total                                         18,000      17,141                  36,616      34,761


Electric Revenues - (in millions):
       Residential                                      $ 281       $ 302                   $ 585       $ 537
       Commercial                                         297         280                     519         480
       Industrial                                         197         131                     337         243
       Wholesale                                           66          68                     141         133
       Other                                                6           5                      12          10
                                                      -------     -------                 -------     --------
         Native                                           847         786                   1,564       1,403
       Interchange sales                                   57          52                     158         117
       EEI                                                 42          78                      60         108
       Other                                               22          14                      42          49
                                                      -------     -------                 -------     --------
         Total                                            968         930                   1,824       1,677



Power Supply  (%):
      Fossil                                             73.8        71.1                    77.3        71.7
      Nuclear                                            13.3        13.8                    12.4        12.4
      Hydro                                               1.5         2.7                     1.1         2.0
      Purchased                                          11.4        12.4                     9.2        13.9



Fuel Cost per KWH (cents)                               1.074       0.992                   1.030       0.981
Gas Sales - MMBTU (in thousands)                       16,697       5,013                  43,762      22,779


                                                     June 30,    December 31,
                                                         2003            2002
                                                     --------    ------------

Common Stock:
      Shares outstanding (in millions)                  161.7           154.1
      Book value per share                             $25.60          $24.26


Capitalization Ratios:
       Common equity                                    45.8%           51.6%
       Preferred stock                                   2.6%            2.6%
       Debt, net of cash                                51.6%           45.8%



                                                    AMEREN CORPORATION (AEE)
                                                CONSOLIDATED STATEMENT OF INCOME
                                       (Unaudited, in millions, except per share amounts)



                                                                                Three Months Ended          Six Months Ended
                                                                                     June 30,                   June 30,
                                                                                 2003        2002           2003        2002
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
------------------------------------------------------------------------------------------------------------------------------------
            Electric                                                           $  968       $ 930        $ 1,824     $ 1,677
            Gas                                                                   118          47            368         172
            Other                                                                   2           1              4           3
                                                                                -----       -----        -------     -------
        Total operating revenues                                                1,088         978          2,196       1,852

Operating Expenses:
------------------------------------------------------------------------------------------------------------------------------------
            Fuel and purchased power                                              228         204            449         407
            Gas                                                                    87          27            272         112
            Other operations and maintenance                                      314         295            613         557
            Depreciation and amortization                                         132         106            256         213
            Income taxes                                                           67          83            119         121
            Other taxes                                                            77          69            155         137
                                                                                -----       -----        -------      ------
        Total operating expenses                                                  905         784          1,864       1,547
                                                                                -----       -----        -------      ------
Operating Income                                                                  183         194            332         305
------------------------------------------------------------------------------------------------------------------------------------

Other Income and Deductions:
------------------------------------------------------------------------------------------------------------------------------------
            Allowance for equity funds used during construction                     1           -              1           2
            Miscellaneous, net -
                Miscellaneous income                                                5           5             11           8
                Miscellaneous expense                                              (8)        (39)           (11)        (43)
                Income taxes                                                        -          10              -          10
                                                                                ------       -----       --------     -------
        Total other income and deductions                                          (2)        (24)             1         (23)
                                                                                ------       -----       --------     -------

Interest Charges and Preferred Dividends:
------------------------------------------------------------------------------------------------------------------------------------
            Interest                                                               70          53            138         105
            Allowance for borrowed funds used during construction                  (1)         (1)            (3)         (3)
            Preferred dividends of subsidiaries                                     2           3              5           6
                                                                                ------       -----       --------     -------
        Net interest charges and preferred dividends                               71          55            140         108
                                                                                ------       -----       --------     -------

Income Before Cumulative Effect of Change in Accounting Principle                 110         115            193         174
------------------------------------------------------------------------------------------------------------------------------------


Cumulative Effect of Change in Accounting Principle, Net of Income Taxes            -           -             18           -
------------------------------------------------------------------------------------------------------------------------------------


Net Income                                                                     $  110       $ 115          $ 211       $ 174
====================================================================================================================================

Earnings per Common Share - Basic and Diluted:
   Income Before Cumulative Effect of Change in Accounting Principle           $ 0.68      $ 0.80         $ 1.21      $ 1.22
   Cumulative Effect of Change in Accounting Principle, Net of Income Taxes         -           -           0.11           -
                                                                               ------      ------         ------      ------
   Net Income                                                                  $ 0.68      $ 0.80         $ 1.32      $ 1.22
====================================================================================================================================

Average Common Shares Outstanding                                               161.2       144.4          160.1       142.1
====================================================================================================================================


                                                    AMEREN CORPORATION (AEE)
                                                   CONSOLIDATED BALANCE SHEET
                                                    (Unaudited, in millions)

                                                                                           June 30,       December 31,
                                                                                             2003             2002
------------------------------------------------------------------------------------------------------------------------
Assets
------------------------------------------------------------------------------------------------------------------------
Property and Plant, net                                                                    $ 10,197         $ 8,840
------------------------------------------------------------------------------------------------------------------------
Investments and Other Assets:
------------------------------------------------------------------------------------------------------------------------
                             Investments                                                        168              38
                             Nuclear decommissioning trust fund                                 191             172
                             Goodwill and other intangibles                                     620               -
                             Other assets                                                       313             307
                                                                                     ---------------  ---------------
                        Total investments and other assets                                    1,292             517
------------------------------------------------------------------------------------------------------------------------
Current Assets:
------------------------------------------------------------------------------------------------------------------------
                             Cash and cash equivalents                                          101             628
                             Accounts receivable - trade                                        299             266
                             Unbilled revenue                                                   257             176
                             Miscellaneous accounts and notes receivable                         56              44
                             Materials and supplies, at average cost                            420             299
                             Other current assets                                                44              39
                                                                                     ---------------  ---------------
                        Total current assets                                                  1,177           1,452
                                                                                     ---------------  ---------------
Regulatory Assets                                                                               791             690
------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                               $ 13,457        $ 11,499
========================================================================================================================

Capital and Liabilities
------------------------------------------------------------------------------------------------------------------------
Capitalization:
------------------------------------------------------------------------------------------------------------------------
                             Common stock                                                  $      2        $      2
                             Other paid-in capital, principally premium on common stock       2,500           2,203
                             Retained earnings                                                1,745           1,739
                             Accumulated other comprehensive income                            (100)            (93)
                             Other                                                              (10)             (9)
                                                                                     ---------------  ---------------
                                 Total common stockholders' equity                            4,137           3,842
                             Preferred stock not subject to mandatory redemption                213             193
                             Long-term debt, net                                              4,177           3,433
                             Preferred stock subject to mandatory redemption                     22               -
                                                                                     ---------------  ---------------
                        Total capitalization                                                  8,549           7,468
Minority Interest in Consolidated Subsidiaries                                                   19              15
------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
------------------------------------------------------------------------------------------------------------------------
                             Current maturities of long-term debt                               407             339
                             Short-term debt                                                    180             271
                             Accounts and wages payable                                         297             369
                             Asset retirement obligations                                         4               -
                             Accumulated deferred income taxes                                    3               5
                             Taxes accrued                                                      163              45
                             Other current liabilities                                          209             172
                                                                                     ---------------  ---------------
                        Total current liabilities                                             1,263           1,201
Accumulated Deferred Income Taxes                                                             1,964           1,707
Accumulated Deferred Investment Tax Credits                                                     156             149
Regulatory Liabilities                                                                          123             136
Asset Retirement Obligations                                                                    403             174
Accrued Pension Liabilities                                                                     539             377
Other Deferred Credits and Liabilities                                                          441             272
------------------------------------------------------------------------------------------------------------------------

Total Capital and Liabilities                                                              $ 13,457        $ 11,499
========================================================================================================================



                                                    AMEREN CORPORATION (AEE)
                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                                    (Unaudited, in millions)


                                                                                                        Six Months Ended
                                                                                                             June 30,
                                                                                                       2003          2002
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating:
---------------------------------------------------------------------------------------------------------------------------
                   Net income                                                                         $ 211         $ 174
                   Adjustments to reconcile net income to net cash
                     provided by operating activities:
                       Cumulative effect of change in accounting principle                              (18)            -
                       Depreciation and amortization                                                    256           213
                       Amortization of nuclear fuel                                                      16            16
                       Amortization of debt issuance costs and premium/discounts                          5             4
                       Allowance for funds used during construction                                      (4)           (5)
                       Deferred income taxes, net                                                        (9)           (6)
                       Deferred investment tax credits, net                                              (6)           (4)
                       Other                                                                             (7)            -
                       Changes in assets and liabilities, excluding the effects of the acquisitions:
                           Receivables, net                                                               6           (74)
                           Materials and supplies                                                       (14)           32
                           Accounts and wages payable                                                  (149)         (139)
                           Taxes accrued                                                                 99           107
                           Assets, other                                                                 17           (12)
                           Liabilities, other                                                            27            40
                                                                                                       -----         -----
              Net cash provided by operating activities                                                 430           346

----------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing:
----------------------------------------------------------------------------------------------------------------------------
                   Construction expenditures                                                           (332)         (401)
                   Acquisitions, net of cash acquired                                                  (489)            -
                   Allowance for funds used during construction                                           4             5
                   Nuclear fuel expenditures                                                             (1)          (16)
                   Other                                                                                  2             1
                                                                                                       -----         -----
              Net cash used in investing activities                                                    (816)         (411)

----------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing:
----------------------------------------------------------------------------------------------------------------------------
                   Dividends on common stock                                                           (205)         (182)
                   Capital issuance costs                                                               (11)          (23)
                   Redemptions -
                           Nuclear fuel lease                                                           (20)            -
                           Short-term debt                                                              (91)         (637)
                           Long-term debt                                                              (420)           (5)
                   Issuances -
                           Common stock                                                                 308           269
                           Nuclear fuel lease                                                             -             6
                           Long-term debt                                                               298           720
                                                                                                       -----         -----
              Net cash provided by (used in) financing activities                                      (141)          148

----------------------------------------------------------------------------------------------------------------------------
Net Change In Cash and Cash Equivalents                                                                (527)           83
Cash and Cash Equivalents at Beginning of Year                                                          628            67
----------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents at End of Period                                                            $ 101         $ 150
============================================================================================================================
